EXHIBIT 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Mel Scott	Norma Dunn
713-570-4553	713-830-8883
scottm@calpine.com	ndunn@calpine.com

Calpine Announces Final Results of Plan of Reorganization Voting;
91% of Ballots Cast Vote to Accept Plan
Vote Illustrates Broad-based Support for Plan

(SAN JOSE, Calif. and HOUSTON, Texas) – December 12, 2007 – Calpine Corporation (Pink Sheets: CPNLQ) and its affiliated debtors and debtors in possession (collectively, "Calpine") announced today that the voting results for Calpine’s Fourth Amended Joint Plan of Reorganization (the "Plan") have been filed with the U.S. Bankruptcy Court for the Southern District of New York. Voting by classes of creditors entitled to vote on the Plan illustrate broad-based support for the Plan.  Of the more than 2,400 ballots cast, 2,270 or 91% of all voting creditors aggregated across classes voted to accept the Plan (excluding ballots cast by Holders of Interests). 78.4% ($12,744,373,944.77) of the total amount voted by all creditors aggregated across classes voted to accept the Plan.

Although no assurances can be made, Calpine believes that the Plan satisfies the requirements of the Bankruptcy Code and is confirmable notwithstanding the rejection of the Plan by certain classes.  A confirmation hearing on the Plan is scheduled to begin on Dec. 17, 2007.

"Calpine’s reorganization has addressed a significant number of very complex issues," said Robert P. May, Calpine's Chief Executive Officer.  "As underscored by the support of many of our creditors, we believe our plan represents a fair and equitable outcome for all the creditors involved and is a testament to the dedication and tireless efforts of all those involved in the process."

May added, “Calpine is now poised to emerge from bankruptcy as a financially stable, stand-alone company with an improved competitive position in the energy industry.  We could not have reached this point without the strong support provided by our customers, suppliers and the loyal employees who remained focused on our business and supportive during our bankruptcy."

With regard to the vote, classes consisting of “Senior Note Claims,” "ULC1 Settlement Claims," "Canadian Intercompany Claims,” “Unsecured Makewhole Claims,” and “Unsecured Convenience Class Claims” voted to accept the Plan.  Classes consisting of “General Note Claims,” “Subordinated Note Claims,” “Canadian Guarantee Claims,” “Rejection Damages Claims,” “General Unsecured Claims” and “Interests” voted to reject the Plan.  Other classes of creditors hold claims that are either “unimpaired” or completely impaired under the Plan and therefore are not entitled to vote on the Plan.  These classes are “First Lien Debt Claims,” “Second Lien Debt Claims,” “Other Secured Claims,” “Other Priority Claims,” “Intercompany Claims, “CalGen Makewhole Claims,” and  “Intercompany Interests.”

Calpine Announces Final Results Of
Plan Of Reorganization Voting

Dec. 12, 2007

Details of the voting results including votes on a class-by-class basis will be available on Dec. 12, 2007, at the following website: http://www.kccllc.net/calpine.

About Calpine

Calpine Corporation is helping meet the needs of an economy that demands more and cleaner sources of electricity.  Founded in 1984, Calpine is a major U.S. power company, currently capable of delivering nearly 24,000 megawatts of clean, cost-effective, reliable, and fuel-efficient electricity to customers and communities in 18 states in the U.S.  The company owns, leases, and operates low-carbon, natural gas-fired, and renewable geothermal power plants.  Using advanced technologies, Calpine generates electricity in a reliable and environmentally responsible manner for the customers and communities it serves.  Please visit http://www.calpine.com for more information.

Forward Looking Statement

In addition to historical information, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  We use words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements.  Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with our Chapter 11 cases and Companies’ Creditors Arrangement Act (CCAA) proceedings of certain of Calpine’s Canadian affiliates, including our ability to successfully reorganize and emerge from Chapter 11; (ii) our ability to implement our business plan; (iii) financial results that may be volatile and may not reflect historical trends; (iv) seasonal fluctuations of our results; (v) potential volatility in earnings associated with fluctuations in prices for commodities such as natural gas and power; (vi) our ability to manage liquidity needs and comply with covenants related to our existing financing obligations and anticipated exit financing; (vii) the direct or indirect effects on our business of our impaired credit including increased cash collateral requirements in connection with the use of commodity contracts; (viii) transportation of natural gas and transmission of electricity; (ix) the expiration or termination of our power purchase agreements and the related results on revenues; (x) risks associated with the operation of power plants including unscheduled outages; (xi) factors that impact the output of our geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xii) risks associated with power project development and construction activities; (xiii) our ability to attract, retain and motivate key employees; (xiv) our ability to attract and retain customers and contract counterparties; (xv) competition; (xvi) risks associated with marketing and selling power from plants in the evolving energy markets; (xvii) present and possible future claims, litigation and enforcement actions; (xviii) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xix) other risks identified from time-to-time in Calpine’s reports and registration statements filed with the SEC, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q.  Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements and Calpine undertakes no obligation to update any such statements. Unless specified otherwise, all information set forth in this release is as of today’s date and Calpine undertakes no duty to update this information. For additional information about Calpine’s chapter 11 reorganization or general business operations, please refer to Calpine’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Calpine’s Quarterly Reports on Form 10-Q, and any other recent Calpine report to the Securities and Exchange Commission.  These filings are available by visiting the Securities and Exchange Commission’s website at http://www.sec.gov or Calpine’s website at http://www.calpine.com.
###